Filed with the Securities and Exchange Commission on June 27, 2014.

Registration No. 333-194641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entegra Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	6036	56-0306860
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

220 One Center Court

Franklin, North Carolina 28734

(828) 524-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Roger D. Plemens

President and Chief Executive Officer

220 One Center Court

Franklin, North Carolina 28734

(828) 524-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Iain MacSween, Esq.	Joel E. Rappoport, Esq.
Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.	Kilpatrick Townsend & Stockton LLP
230 N. Elm Street, Suite 2000	607 14th Street, NW, Suite 900
Greensboro, North Carolina 27401	Washington, DC 20005
(336) 373-8850	(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	6,546,375 shares	$10.00	$65,463,750 (1)	$ —(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	A registration fee of $7,325 was paid with the initial filing of the Form S-1 Registration Statement on March 18, 2014, and an additional registration fee of $1,107 was paid upon the filing of the Pre-effective Amendment No. 1 to the Form S-1 Registration Statement on May 14, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

EXPLANATORY NOTE

Entegra Financial Corp. (the “Company”) is filing this Pre-effective Amendment No. 2 to Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-194641) solely for the purpose of filing Exhibits 1.3 and 23.2 to the Registration Statement and amending the Exhibit Index accordingly.

No change or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 and 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

Item 16. Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter (offering services) between Macon Bancorp, Macon Bank, Inc. and Sandler O’Neill & Partners, L.P. *

1.2	Engagement Letter (records management services) between Macon Bancorp, Macon Bank, Inc. and Sandler O’Neill & Partners, L.P. *

1.3	Form of Agency Agreement between Macon Bancorp, Entegra Financial Corp., Macon Bank, Inc. and Sandler O’Neill & Partners, L.P.

2	Plan of Conversion*

3.1	Articles of Incorporation of Entegra Financial Corp., as amended and restated*

3.2	Bylaws of Entegra Financial Corp., as amended and restated*

4	Form of Common Stock Certificate of Entegra Financial Corp.

5	Form of Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding legality of securities being registered*

8	Form of Tax Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.*

10.1	Form of Employment and Change of Control Agreement among Roger D. Plemens, Entegra Financial Corp. and Macon Bank, Inc.*†

10.2	Form of Employment and Change of Control Agreement among Ryan M. Scaggs, Entegra Financial Corp. and Macon Bank, Inc. *†

10.3	Form of Employment and Change of Control Agreement among David A. Bright, Entegra Financial Corp. and Macon Bank, Inc. *†

10.4	Form of Macon Bank, Inc. Severance and Non-Competition Agreement between Macon Bank, Inc. and each of (i) Carolyn H. Huscusson, (ii) Bobby D. Sanders, II, (iii) Laura W. Clark, and (iv) Marcia J. Ringle.*†

10.5	Form of Agreement of Merger between Macon Bancorp and Entegra Financial Corp.*

10.6	Amended and Restated Trust Agreement, regarding Trust Preferred Securities, dated as of December 30, 2003*

10.7	Guarantee Agreement, regarding Trust Preferred Securities, dated as of December 30, 2003*

10.8	Junior Subordinated Indenture, regarding Trust Preferred Securities, dated as of December 30, 2003*

10.9	Memorandum of Understanding between the Board of Directors of Macon Bank, Inc., and the Regional Director of the Federal Deposit Insurance Corporation’s Atlanta Regional Office and the North Carolina Commissioner of Banks, dated April 21, 2014*

10.10	Written Agreement between Macon Bancorp and the Federal Reserve Bank of Richmond, dated July 20, 2012*

10.11	Salary Continuation Agreement between Macon Bank, Inc. and Carolyn H. Huscusson, dated November 6, 2007. *†

10.12	Salary Continuation Agreement between Macon Bank, Inc. and Roger D. Plemens, dated June 23, 2003. *†

21	Subsidiaries of Registrant*

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in Opinions included as Exhibits 5 and 8)*

23.2	Consent of Dixon Hughes Goodman LLP

23.3	Consent of RP Financial, LC*

24	Power of Attorney (set forth on signature page of the initial registration statement)*

99.1	Appraisal Agreement between Macon Bancorp, Macon Bank, Inc. and RP Financial, LC*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC **

99.4	Marketing Materials (including Stock Order and Certification Form)*

99.5	Updated Appraisal Report of RP Financial, LC*

99.6	Business Plan Agreement with Keller & Company*

99.7	Letter of RP Financial, LC. with respect to Liquidation Account*

†	Management contract or compensation plan or arrangement.
*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the Consolidated Financial Statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Franklin, North Carolina on June 27, 2014.

ENTEGRA FINANCIAL CORP.

By:	/s/ Roger D. Plemens
Roger D. Plemens
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities indicated on June 27, 2014.

/s/ Roger D. Plemens	President, Chief Executive Officer and Director
Roger D. Plemens	(Principal Executive Officer)

/s/ David A. Bright	First Vice President and Chief Financial Officer
David A. Bright	(Principal Financial and Accounting Officer)

/s/ Fred H. Jones *	Chairman
Fred H. Jones

/s/ Stan M. Jeffress *	Vice Chairman
Stan M. Jeffress

/s/ Ronald D. Beale *	Director
Ronald D. Beale

/s/ Louis E. Buck, Jr. *	Director
Louis E. Buck, Jr.

/s/ Adam W. Burrell *	Director
Adam W. Burrell

/s/ Charles M. Edwards *	Director
Charles M. Edwards

/s/ Jim M. Garner *	Director
Jim M. Garner

/s/ Beverly W. Mason *	Director
Beverly W. Mason

*	Pursuant to the Power of Attorney, filed as Exhibit 24 to the registrant’s Registration Statement on Form S-1, initially filed on March 18, 2014.

/s/ Roger D. Plemens	Attorney-in-Fact
Roger D. Plemens